UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 5, 2005

                            BRANDPARTNERS GROUP INC.
                            ------------------------
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

DELAWARE                           0-16530                          13-3236325
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(STATE OR OTHER JURISDICTION)    (COMMISSION                    (I.R.S. EMPLOYER
OF INCORPORATION)                FILE NUMBER)                    IDENTIFICATION)

                       10 MAIN STREET, ROCHESTER, NH 03839
                       -----------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 732-3999
                                                           --------------

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of January 5, 2005, the Company entered into a modification agreement with Longview Fund L.P. holder of a 12% unsecured $625,000 subordinated promissory note previously issued by the Company. The modification agreement extends the maturity date of the note one hundred and twenty (120) days to May 6, 2005. The Company has the right to prepay all or a portion of the note at any time. In consideration of the extension of the term of the 12% note, the Company may issue up to 200,000 warrants to purchase 200,000 warrant shares at $0.85 a share. Warrants are to be issued in increments of 50,000 every thirty
(30) days from the effective date of the modification of the note until the maturity date. In the event the Company elects to prepay all or a portion of the note, the number of warrants to be issued by the Company on issuance dates will be reduced on a pro-rata percentage basis by the prepayment amount. The term of the warrants if/when issued, will be three (3) years from the date of issuance. The Company has granted cost free piggyback registration rights for the warrant shares.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           BRANDPARTNERS GROUP INC.

Date: January 10, 2005

                           By: /s/ James F. Brooks
                           -----------------------------------------------------
                           James F. Brooks President and Chief Executive Officer